EX-99.2






                                                              March 28, 2002

VIA FAX 973.538.1984
Harold Atlas, Esq.
Riker, Danzig, Scherer, Hyland & Perretti LLP
One Speedwell Avenue
Morristown, NJ 07962

       Re: Joshua Tree Construction, Inc./American Health and Diet Centers, Inc.

Dear Mr. Atlas:

       This letter confirms our respective clients' agreement that the following provisions of the following documents are amended, post-closing, so as to advance certain payment dates set forth in such documents, except where noted:

1.  Promissory Note to Keith Frankel: "Repayment Terms" provision
2.  Promissory Note to Melvin Simon: "Repayment Terms" provision
3.  Exclusive Manufacturing Agreement: Schedule A
4.  Stock Purchase Agreement: Sections 5.2 (a) and (b)

For your convenience, attached to this letter are extracts which set forth the revised language. Unless you otherwise immediately notify the undersigned in writing, I will assume that the foregoing (including the attachments hereto) are consistent in all respects with your understanding of their agreement. If you have any questions, please do not hesitate to contact me.


                                                      Sincerely yours,


                                                      Jeffrey A. Rinde

cc: Scott Yagoda, Esq. (w/ encl.)

1.  Frankel Promissory Note: "Repayment Terms"

REPAYMENT TERMS. This Note shall be due and payable as follows: (a) a first payment in the amount of $12,500; (b) a second payment in the amount of $50,000; and (c) thereafter, in twenty-three (23) equal monthly installments of $67,158.87. The first payment (in the amount set forth in subparagraph (a) of this section) shall be due on the date hereof and the second payment (in the amount set forth in subparagraph (b) of this section) shall be due on April 1, 2002. The third payment (in the amount set forth in subparagraph (c) of this section) shall be due on April 23, 2002, and thereafter payments (in the amount set forth in subparagraph (c) of this section) shall be due on the twenty-third day of each successive calendar month, until the last payment, together with any and all principal, interest, fees and other amounts owing to FRANKEL, is made on March 23, 2004.

2.  Simon Promissory Note: "Repayment Terms"

REPAYMENT TERMS. This Note shall be due and payable as follows: (a) a first payment in the amount of $12,500; (b) a second payment in the amount of $50,000; and (c) thereafter, in twenty-three (23) equal monthly installments of $67,158.87. The first payment (in the amount set forth in subparagraph (a) of this section) shall be due on the date hereof and the second payment (in the amount set forth in subparagraph (b) of this section) shall be due on April 1, 2002. The third payment (in the amount set forth in subparagraph (c) of this section) shall be due on April 23, 2002, and thereafter payments (in the amount set forth in subparagraph (c) of this section) shall be due on the twenty-third day of each successive calendar month, until the last payment, together with any and all principal, interest, fees and other amounts owing to SIMON, is made on March 23, 2004.

3.  Exclusive Manufacturing Agreement: Schedule A

                                   Schedule A

               PAYMENT SCHEDULE FOR OUTSTANDING VITAQUEST PAYABLE

                  April 8, 2002             $100,000
                  April 15, 2002            $100,000
                  April 22, 2002            $100,000
                  April 29, 2002            $100,000
                  May 6, 2002               $500,000
                  May 13, 2002              $100,000
                  May 20, 2002              $100,000
                  May 27, 2002              $100,000
                  June 3, 2002              $100,000
                  June 10, 2002             $100,000
                  June 17, 2002             $100,000
                  June 24, 2002             $100,000

4.  Stock Purchase Agreement: Sections  5.2(a) and (b)


(a) On April 8, 2002, Purchaser shall pay down the indebtedness owing from the Company to Hudson United Bank (the "HUBCO Debt") to an amount not to exceed an aggregate outstanding balance of $3,000,000; in addition, Hudson United Bank shall have agreed on or before April 8, 2002 in writing that Keith Frankel and Melvin Simon shall remain on their guaranty of the HUBCO Debt (the "HUBCO Guaranty") for an amount not to exceed $3,000,000. (b) The HUBCO Debt shall thereafter be repaid by the Company by making (1) payment of $250,000 on April 29, 2002, (2) payment of $500,000 on May 29, 2002 and (3) payment of all of the HUBCO Debt shall be repaid in full on or before July 1, 2002 and the HUBCO Guaranty terminated by such date.